Exhibit 99.1

Century Therapeutics Reports First Quarter 2023 Financial Results and Provides Business Updates

– Preclinical data supporting selection of CNTY-101 as lead product candidate presented at AACR Annual Meeting –

– Company remains on track to report initial data from Schedule A of the ongoing Phase 1 ELiPSE-1 trial of CNTY-101 in relapsed/refractory CD19 positive B-cell lymphomas by year end –

– Ended first quarter 2023 with cash, cash equivalents, and investments of $334.8 million; Cash runway expected into 2026 –

PHILADELPHIA, May 11, 2023 -- Century Therapeutics, Inc. (NASDAQ: IPSC), an innovative clinical-stage biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology, today reported financial results and business highlights for the first quarter ended March 31, 2023.

“We are keenly focused on advancing our next generation iNK and gamma delta iT platforms to deliver transformative allogeneic cell therapies to patients with unmet need,” said Greg Russotti, Ph.D., interim Chief Executive Officer, Century Therapeutics. “For our lead candidate, CNTY-101, we remain on track to report initial data from Schedule A of the ongoing Phase 1 ELiPSE-1 trial in patients with relapsed or refractory CD19 positive B-cell lymphomas by year end. With a strong balance sheet expected to support operations into 2026 and a highly talented team, we believe we are well positioned to successfully execute on our mission.”

Business Highlights & Upcoming Milestones

•	At the American Association for Cancer Research (AACR) Annual Meeting in April 2023, the Company presented preclinical data from its iPSC-based cell therapy platform supporting the selection of CNTY-101 as its lead product candidate. Additional preclinical data characterizing epigenetic and transcriptomic donor-specific differences iNK cells were also shared. A copy of each poster is available in the "Science” section of the Company’s website at https://www.centurytx.com/science/.

•	In March 2023, the Company announced the appointment of Greg Russotti, Ph.D., as interim Chief Executive Officer. Dr. Russotti, who served as the Company’s Chief Technology Officer since January 2020, succeeds Lalo Flores, Ph.D., who stepped down as Chief Executive Officer and as a member of the Company’s Board of Directors. In addition, Michael C. Diem, M.D., was promoted to the role of Chief Financial Officer and Hy Levitsky, M.D., assumed his prior role as President of Research and Development.

•	The first-in-human Phase 1 ELiPSE-1 trial evaluating CNTY-101 in relapsed or refractory CD19 positive B-cell lymphomas is ongoing. The Company remains on track to report preliminary data from Schedule A of the trial, including pharmacokinetics, pharmacodynamics, and safety, by year end.

•	At the upcoming American Society for Clinical Oncology (ASCO) Annual Meeting, the Company will present a Trials in Progress poster related to its Phase 1 ELiPSE-1 trial. A copy of the poster, titled, “The ELiPSE-1 Study: A Phase 1 Multicenter Open-Label Study of CNTY-101 in Subjects with Relapsed or Refractory CD19-Positive B Cell Malignancies”, will be made available on the Posters section of Century’s website following the presentation.

First Quarter 2023 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $334.8 million as of March 31, 2023, as compared to $367.4 million as of December 31, 2022. Net cash used in operations was $29.2 million for the three months ended March 31, 2023, compared to net cash provided by operations of $86.8 million for the three months ended March 31, 2022 (which includes deferred revenue from the Bristol Myers Squibb (BMS) collaboration of $122.1 million).

•	Collaboration Revenue: Collaboration revenue generated through the Company’s collaboration, option and license agreement with Bristol-Myers Squibb was $1.7 million for the three months ended March 31, 2023, compared to $1.1 million for the same period in 2022.

•	Research and Development (R&D) expenses: R&D expenses were $24.9 million for the three months ended March 31, 2023, compared to $21.2 million for the same period in 2022. The increase in R&D expenses was primarily due to an increase in personnel expenses related to the reduction in force in January of 2023, costs for preclinical studies and clinical expenses for advancing CNTY-101, and facility costs.

•	General and Administrative (G&A) expenses: G&A expenses were $8.9 million for the three months ended March 31, 2023, compared to $7.3 million for the same period in 2022. The increase in G&A expenses was primarily due to an increase in personnel-related expenses to build our infrastructure, as well as increased information technology and facility costs.

•	Net loss: Net loss was $31.3 million for the three months ended March 31, 2023, compared to $37.5 million for the three months ended March 31, 2022.

Financial Guidance

•	The Company expects full year generally accepted accounting principles (GAAP) operating expenses to be between $135 million and $145 million, including non-cash stock-based compensation expense of $12 million to $17 million.

•	The Company estimates its cash, cash equivalents, and investments will support operations into 2026.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived iNK and iT cell product candidates are designed to specifically target hematologic and solid tumor cancers. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer care. For more information on Century Therapeutics please visit www.centurytx.com.

Century Therapeutics Forward-Looking Statement

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101,our ability to obtain FDA acceptance for our future IND submissions and commence clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of the COVID-19 pandemic, geopolitical issues, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Investors and Media: Melissa Forst/Maghan Meyers – century@argotpartners.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$86,832	$84,265
Short-term investments	164,637	231,233
Prepaid expenses and other current assets	4,465	4,223
Total current assets	255,934	319,721
Property and equipment, net	85,842	82,785
Operating lease right-of-use assets, net	28,207	28,945
Long-term investments	83,316	51,854
Other long-term assets	2,929	3,239
Total assets	$456,228	$486,544

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,475	$5,454
Accrued expenses and other liabilities	7,412	10,707
Long-term debt, current	10,297	6,502
Deferred revenue, current	6,500	7,154
Total current liabilities	27,684	29,817
Operating lease liability, noncurrent	41,168	38,698
Long-term debt, net	-	3,739
Other long-term liabilities	433	718
Deferred revenue	109,768	110,834
Total liabilities	179,053	183,806
Stockholders' equity
Common stock	6	6
Additional paid-in capital	828,806	824,292
Accumulated deficit	(550,362)	(519,098)
Accumulated other comprehensive loss	(1,275)	(2,462)
Total stockholders' equity	277,175	302,738
Total liabilities and stockholders' equity	$456,228	$486,544

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Collaboration Revenue	$1,720	$1,058

Operating Expenses
Research and development	$24,899	$21,196
General and administrative	8,902	7,298
In-process research and development	-	10,000
Total operating expenses	$33,801	$38,494

Loss from operations	(32,081)	(37,436)

Interest expense	(404)	(314)
Interest income	2,623	253
Other expense, net	(194)	-
Loss before provision for income taxes	$(30,056)	$(37,497)
Provision for income taxes	(1,208)	(16)
Net Loss	$(31,264)	$(37,513)

Unrealized loss on investments	1,196	(1,986)
Foreign currency translation adjustment	(9)	(6)
Comprehensive loss	(30,077)	(39,505)

Net loss per common share - Basic and Diluted	(0.53)	(0.66)

Weighted average common shares outstanding	58,610,375	57,051,539